Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (“Subscription Agreement”) is made as of this []st day of [] 2009, by and among Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”) and the undersigned subscriber (the “Subscriber”).

A.  The Company intends to obtain subscriptions, from one or more purchasers, including Subscriber, and in one or more closings as determined by the Company on the terms and conditions set forth herein, for the purchase and sale of 50,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price per share of $0.05 (collectively, the “Offering”); and

B.  The Company and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Act;

C.  The Offering began on October 6, 2008 and will terminate (if subscription for all, and not less than all, of the Common Stock offered has not earlier occurred) at 5:00 PM Pacific Daylight Time on January 30, 2009, unless extended by the Company in its sole discretion.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.  Subscription Procedure

1.1  Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of shares of Common Stock as is set forth upon the signature page hereof (the “Shares”) at a price of $0.05 per share (the “Purchase Price”).  The Company agrees to sell such Shares to the Subscriber at a price per share equal to the Purchase Price.

1.2  On or prior to the closing of the purchase of the Shares in the Offering (the “Closing”), the Subscriber shall deliver to the Company the following: (i) this Agreement, duly executed by the Subscriber, and (iii) the aggregate Purchase Price in United States Dollars, which Subscriber and Company agree shall be made as an offset of $50,000.00 against amounts currently due to Subscriber from Comapany.

1.3  On or prior to the Closing, the Company shall deliver to the Subscriber this Agreement, duly executed by the Company.

1.4  The Closing shall occur on the date (the “Closing Date”) that all of the conditions set forth in Sections 1.2 and 1.3 have been satisfied or duly waived.  The Closing of the purchase and sale of the Shares shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

1.5  The certificates for the Shares bearing the name of the individual partners of Subscriber as set forth on EXHIBIT A will be delivered by the Company no later than fifteen (15) days following the Closing Date.  The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to the Subscriber pursuant to this Subscription Agreement to the business address of subscriber indicated on the signature page hereto.

1.6  The Company may, in its sole discretion, terminate or withdraw the Offering in its entirety at any time prior to a closing in relation thereto. The Company shall not be required to allocate among investors on a pro rata basis in the event of an over-subscription of the total number of Shares offered in the Offering. Subscriber understands that 30,000,000 shares must be sold prior to release of funds to the Company hereunder.

2.  Representations and Covenants of Subscriber

2.1  The Subscriber recognizes that the purchase of the Shares involves a high degree of risk in that (i) the Company may need additional capital but has no assurance of additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) an investor may not be able to liquidate its investment; (iv) transferability of the Shares is extremely limited; (v) an investor could sustain the loss of its entire investment; and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the business and operations of the Company, and the industries and markets in which the Company will compete, all as more fully set forth herein and in the reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (all reports so filed by the Company are referred to herein as the “SEC Reports”), and the Confidential Memorandum previously distributed to the Subscriber.

2.2  The Subscriber represents that both it and each of its Partners are an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act, and that it is able to bear the economic risk of an investment in the Shares.

2.3  The Subscriber acknowledges that it has prior investment experience, including without limitation, investment in non-listed and non-registered securities, or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to it and to all other prospective investors in the Common Stock and to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

2.4  The Subscriber acknowledges receipt and careful review of this Subscription Agreement and hereby represents that it has been furnished or given access by the Company during the course of this Offering with or to all information regarding the Company and its respective financial condition and results of operation which it had requested or desired to know; that all documents which could be reasonably provided have been made available for its inspection and review; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional information which it had requested.  The Subscriber further represents and acknowledges that the Subscriber has not seen or received any advertisement or general solicitation with respect to the sale of any of the securities of the Company, including, without limitation, the Shares.

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2.5  The Subscriber acknowledges that this offering of Common Stock may involve tax consequences, and that the contents hereof do not contain tax advice or information.  The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

2.6  The Subscriber acknowledges that this offering of Common Stock has not been reviewed or approved by the United States Securities and Exchange Commission (“SEC”) because the Offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Act.  The Subscriber represents that the Shares are being purchased for its own account and not for distribution or resale to others; provided however, that the Subscriber does not agree to hold any such securities for a minimum or specified term and reserves the right to sell, transfer or otherwise dispose of the Shares at any time in accordance with this Agreement or with federal and state securities laws.  The Subscriber agrees that it will not sell or otherwise transfer any of the securities comprising the Shares unless they are registered under the Act or unless an exemption from such registration is available and, upon the Company’s request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

2.7  The Subscriber understands that Rule 144 (the “Rule”) promulgated under the Act requires, among other conditions, a six month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering, such as the Offering, without having to satisfy the registration requirements under the Act or comply with an exemption therefrom.  The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Subscriber agrees to hold the Company and its respective directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him, her or it contained herein or any sale or distribution by the undersigned Subscriber in violation of any federal or state securities laws.

2.8  The Subscriber consents to the placement of one or more legends on any certificate or other document evidencing its Shares stating that they have not been registered under the Act and are subject to the terms of this Subscription Agreement, and setting forth or referring to the restrictions on the transferability and sale thereof. The Company agrees to remove any such legend from any Share that is sold pursuant to an effective registration statement or Rule 144.

2.9  The Subscriber understands that the Company will review this Subscription Agreement and, if the Subscriber is a natural person, the Company is hereby given authority by the undersigned to call its bank or place of employment.  The Subscriber further authorizes the Company to review the financial standing of the Subscriber.

2.10  The Subscriber hereby represents that the address of Subscriber furnished by it at the end of this Subscription Agreement is the undersigned's principal residence if it is an individual or its principal business address if it is a corporation or other entity.

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2.11  The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, it must give such firm the notice required by the FINRA Conduct Rules, or any applicable successor rules of FINRA, receipt of which must be acknowledged by such firm on the signature page hereof.  The Subscriber shall also notify the Company if the Subscriber or any affiliate of Subscriber is a registered broker-dealer with the SEC, in which case the Subscriber represents that the Subscriber is purchasing the Shares in the ordinary course of business and, at the time of purchase of the Shares, has no agreements or understandings, directly or indirectly, with any person to distribute the Shares or any portion thereof.

2.12  The Subscriber hereby represents that, except as set forth herein and in the SEC Reports, no representations or warranties have been made to the Subscriber by either the Company or its agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained herein or in the SEC Reports.

2.13  If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that:  (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Shares; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned, subject to bankruptcy, insolvency and similar laws protecting creditors rights, and to equitable principles which may, among other things, constrain the enforcement of indemnity provisions.

2.14  If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares.  Subscriber's subscription and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Subscriber's jurisdiction, except to the extent such laws were violated by actions taken by the Company.

2.15  The Subscriber understands and acknowledges that (i) the Shares are being offered and sold to Subscriber without registration under the Act in a private placement that is exempt from the registration provisions of the Act under Section 4(2) of the Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Subscriber hereby consents to such reliance.

3.  Representations by the Company

 Except as set forth in the SEC Reports, the Company represents and warrants to the Subscriber that:

3.1  Organization and Authority.  The Company (i) is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted, and (iii) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Subscription Agreement, and to consummate the transactions contemplated hereby.

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3.2  Qualifications.  The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, taken as a whole.

3.3  Capitalization of the Company.  Of the authorized capital stock of the Company, on October 6, 2008, there were outstanding 42,464,504 shares of Common Stock, options to purchase an aggregate of 5,667,705 shares of Common Stock, and warrants to purchase an aggregate of 10,454,518 shares of Common Stock. Except as a result of the purchase and sale of the Shares or as disclosed in the SEC Reports, there are no additional outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as described herein, the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Subscriber) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  The shares of the Company’s capital stock outstanding immediately prior to the closing are or will be duly authorized and validly issued and are or will be fully paid and nonassessable.  None of the outstanding shares of Common Stock or options, warrants, or rights or other securities entitling the holders to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company.  The Common Stock to be issued to the Subscriber has been duly authorized, and when issued and paid for in accordance with this Subscription Agreement, the Common Stock will be duly and validly issued, fully paid and non-assessable.  The Common Stock is eligible for quotation on the OTC Bulletin Board, the Company and the Common Stock meets the criteria for continued quotation and trading on the OTC Bulletin Board, the Company has not received any notice from FINRA or any other self-regulatory organization or governmental agency that the Company may not be in compliance with such criteria, and no suspension of trading in the Common Stock is in effect.

3.4  Corporate Authorization.  This Subscription Agreement has been duly and validly authorized by the Company.  This Subscription Agreement, assuming due execution and delivery by the Subscriber, when executed and delivered by the Company, will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

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3.5  Non-Contravention.  The execution and delivery of this Subscription Agreement by the Company, the issuance of the Shares as contemplated hereunder, and the completion by the Company of the other transactions contemplated by the Offering do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, pursuant to any agreements, instruments or documents filed as exhibits to the SEC Reports or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations hereunder, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets that would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations hereunder, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company to make use thereof.

3.6  Information Provided.  The Company hereby represents and warrants to the Subscriber that the information set forth in the SEC Reports and any other document provided by the Company (or the Company’s authorized representatives) to the Subscriber in connection with the transactions contemplated by this Subscription Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 3.6, any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 3.6 to the extent that a statement in any document included in such information which was prepared and furnished to the Subscriber on a later date or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared and furnished or filed statement so states.

3.7  Absence of Certain Proceedings.  There exists no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or threatened against or affecting the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, or the transactions contemplated hereunder or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations hereunder; and to the Company’s knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any of its current or former directors or officers.

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3.8  Compliance with Law.  The Company is not in violation of nor has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, except where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, taken as a whole; and to the knowledge of the Company there is no pending investigation that would reasonably be expected to lead to such a claim.

4.  Miscellaneous

4.1  Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by verifiable facsimile, overnight courier or registered or certified mail, return receipt requested, addressed to the Company, at Ironclad Performance Wear Corporation, 2201 Park Place, Suite 101, El Segundo, California 90245, Attention:  Scott Jarus, Executive Chairman, with a copy to (which shall not constitute notice) Stubbs Alderton & Markiles, LLP, 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403, Attention: Greg Akselrud, Esq., and to the Subscriber at its address indicated on the signature page of this Subscription Agreement.  Notices shall be deemed to have been given when received.

4.2  This Subscription Agreement may be amended through a written instrument signed by the Subscriber and the Company. The Company shall not offer any additional inducement or consideration to any subscriber unless such inducement or consideration is offered to all subscribers.

4.3  This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4  Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of California.

4.5  This Subscription Agreement may be executed in counterparts.

4.6  The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

4.7  It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.8  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

4.9  The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law, provided that the Company may provide information relating to the Subscriber as required in any registration statement under the Act that may be filed by the Company. The Company will file a Form 8-K on the third business day following the date of the Closing describing the terms of this Agreement in reasonable detail but subject to any disclosure limitations imposed on the Company by the relevant rules promulgated under the Act.

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4.10  The obligation of the Subscriber hereunder is several and not joint with the obligations of any other subscribers for the purchase of Common Stock in the Offering (the “Other Subscribers”), and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscribers.  Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by the Subscriber pursuant hereto, shall be deemed to constitute the Subscriber and the Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement.  The Subscriber shall be entitled to protect and enforce the Subscriber’s rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  The Subscriber is not acting as part of a “group” (as that term is used in Section 13(d) of the 1934 Act) in negotiating and entering into this Subscription Agreement or purchasing the Shares, or acquiring, disposing of or voting any of the Shares.  The Company hereby confirms that it understands and agrees that the Subscriber is not acting as part of any such group.

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IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Subscriber:

Subscription Agreed to and Accepted:

IRONCLAD PERFORMANCE WEAR CORPORATION

By:
Name:
Title:

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EXHIBIT A

SHARE ALLOCATION

Name                                                      Shares

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